UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 24, 2009, Northern Oil and Gas, Inc., a Nevada corporation (“Northern Oil”), entered into a placement agency agreement (the “Placement Agency Agreement”) with C. K. Cooper & Company, Inc. as lead placement agent relating to a proposed registered direct offering of 2,250,000 shares of Northern Oil’s common stock, par value $0.001 per share (“Common Stock”) to certain purchasers. A copy of the Placement Agency Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The closing for the sale of shares of Common Stock is expected to take place on or before June 29, 2009, subject to the satisfaction of customary closing conditions.

In addition, on June 24, 2009, Northern Oil entered into definitive stock purchase agreements with certain purchasers relating to the sale of an aggregate of 2,250,000 shares for a purchase price of $6.00 per share for aggregate gross proceeds of $13.5 million, before deducting placement agent fees and other offering expenses. A copy of the form of stock purchase agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The shares of Common Stock being offered by Northern Oil in this offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-158320), which the Securities and Exchange Commission declared effective on May 21, 2009.

ITEM 7.01—REGULATION FD DISCLOSURE

On June 24, 2009, Northern Oil issued a press release announcing the pricing of the offering of Common Stock described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Northern Oil filed a prospectus supplement with the Securities and Exchange Commission on June 24, 2009, in connection with the offering of common stock described in Item 1.01 above, in which Northern Oil disclosed that, as of June 15, 2009, it has participated in the completion of 59 successful wells since inception with a 100% success rate in 2008 and 2009. Of these discoveries, 56 targeted the Bakken or Three Forks/Sanish formations and three targeted Red River structures.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Title of Document	Location

1.1	Placement Agency Agreement dated June 24, 2009	Attached
10.1	Form of Stock Purchase Agreement	Attached
99.1	Press Release dated June 24, 2009	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date: June 24, 2009	By	/s/ Michael L. Reger
Michael L. Reger, Chief Executive Officer